EXHIBIT 10.1

                              AMENDED AND RESTATED
                     LINE OF CREDIT NOTE AND LOAN AGREEMENT

$2,334,375                                           December 22, 2005


INTERLAND, INC., a Minnesota corporation ("INTERLAND") and WDC HOLDCO, INC., a Delaware corporation ("SUBSIDIARY" and collectively with Interland, the "BORROWERS," and each individually, a "BORROWER"), for value received, jointly and severally, promise to pay WEB SERVICE COMPANY, INC., a California corporation with a principal address of 3690 Redondo Beach Avenue, Redondo Beach, California 90278-1165 (the "LENDER"), or its order, the aggregate principal amount of Two Million Three Hundred Thirty-Four Thousand Three Hundred Seventy-Five Dollars ($2,334,375), in accordance with the terms, conditions and provisions set forth herein.

This Amended and Restated Line of Credit and Loan Agreement (this "Note") is the Note referred to in the Intellectual Property Purchase and Sale Agreement dated as of November 28, 2005 between Borrowers and Lender (the "IP PURCHASE AGREEMENT"). Pursuant to the IP Purchase Agreement, Borrowers agreed to assume the liabilities and obligations of Web Internet, LLC ("WEB INTERNET") under a Line of Credit and Loan Agreement dated as of January 1, 2003 between Lender and Web Internet, as amended by an Amended Loan Agreement dated as of August 31, 2004 and a First Amendment to Amended Loan Agreement dated as of December 14, 2004 (collectively, as amended and restated hereby and from time to time hereafter, the "LOAN AGREEMENT"). This Note amends and supersedes the Loan Agreement.

1. INTEREST RATE. This Note shall bear simple interest at a fixed annual rate of Three Percent (3.0%).

2. PAYMENTS. The principal balance and accrued interest of this Note shall be due and payable in the amounts and on or before the dates set forth on Schedule A to this Note, which schedule is attached hereto and incorporated herein by reference. Any and all unpaid principal and accrued interest shall be due and payable on December 1, 2008 (the "MATURITY DATE"). All payments due hereunder shall be made to the holder of this Note in United States Dollars and shall be in the form of immediately available funds acceptable to the holder of this Note.

3. APPLICATION OF PAYMENTS. All payments received by Lender from or for the account of Borrowers due hereunder shall be applied by Lender in the following manner:

     First: To pay any and all costs, advances, late charges, expenses or fees due, owing and/or payable to Lender, or paid or incurred by Lender, arising from or out of this and any and all other instruments, agreements (including the Pledge and Security Agreement of even date herewith between Borrowers and Lender (the "SECURITY AGREEMENT") and documents executed in connection with or otherwise pertaining to this Note;

     Second: Payment of any accrued but unpaid interest on the Note; and


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     Third: Payment of the outstanding principal balance of this Note.

All records of payments received by Lender shall be maintained at Lender's address as set forth above, and the records of Lender shall, absent manifest error, be binding and conclusive upon Borrowers. The failure of Lender to record any payment or expenses shall not limit or otherwise affect the obligations of Borrowers under this Note.

4.  UNPAID CHARGES AND COSTS; LATE CHARGES.

Borrowers acknowledge that if any payment required under this Note is not received by Lender within thirty (30) calendar days after the same becomes due and payable, Lender will incur extra administrative expenses (i.e., in addition to expenses incident to receipt of timely payment) and the loss of the use of funds in connection with the delinquency in payment. Because the actual damages suffered by Lender by reason of such administrative expenses and loss of use of funds would be impracticable or extremely difficult to ascertain, Borrowers agrees that five percent (5%) of the amount of the delinquent payment shall be the amount of damages which Lender is entitled to receive upon such breach, in compensation therefor. Therefore, Borrowers shall, in such event, without further demand or notice, pay to Lender, as Lender's monetary recovery for such extra administrative expenses and loss of use of funds, liquidated damages in the amount of five percent (5%) of the amount of the delinquent payment. The provisions of this paragraph are intended to govern only the determination of damages in the event of a breach in the performance of Borrowers to make timely payments hereunder. Nothing in this Note shall be construed as in any way giving Borrowers the right, express or implied, to fail to make timely payments hereunder, whether upon payment of such damages or otherwise. The right of Lender to receive payment of such liquidated and actual damages, and receipt thereof, are without prejudice to the right of Lender to collect such delinquent payments and any other amounts provided to be paid hereunder, or to declare a Default hereunder.

5. HOLIDAYS. Whenever any payment to be made under this Note shall be due on a Saturday, Sunday or legal holiday generally recognized by banks doing business in California or Georgia, then the due date for such payment shall be automatically extended to the next succeeding business day.

6. OFFSETS AND DEDUCTIONS. All payments under the Note shall be made by Borrowers without any offset, decrease, reduction or deduction of any kind or nature whatsoever, including, but not limited to, any decrease, reduction or deduction for, or on account of, any offset, withholdings, present or future taxes, present or future reserves, imposts or duties of any kind or nature, unless a deduction is required by law.

7. DEFAULT. Any one or more of the following events or occurrences shall constitute a default under this Note (hereinafter "DEFAULT"):

     (a) A failure by the Borrowers to make a payment of the principal or interest of this Note within ten (10) calendar days after the same shall become due and payable;

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     (b)  If  Borrowers  shall  (1)  commence  any  proceeding  or other  action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under the U.S. Bankruptcy Code, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction; or (2) admit the material allegations of any petition or pleading in connection with any such proceeding; or
          (3) apply for, or consent or acquiesce to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (4) make a general assignment for the benefit of creditors; or (5) be unable, or admit in writing that it is unable, to pay its debts as they mature; or (6) have any of the foregoing proceedings commenced against it by a third party and such proceeding or proceedings are not stayed, dismissed or vacated within thirty (30) days;

     (c) The occurrence of an "Event of Default" as defined in the Security Agreement;

     (d) If any representation, warranty or certification made by Borrowers in the IP Purchase Agreement or the Security Agreement shall prove to be false or misleading in any material respect; or

     (e) If Borrowers shall default in the due observance or performance of any covenant, condition or agreement to be observed or performed by Borrowers pursuant to this Note, the IP Purchase Agreement or the Security Agreement.

Upon the occurrence of a Default hereunder, Lender may, in its sole and absolute discretion, declare the entire unpaid principal balance, together with all other amounts and/or payments due hereunder, immediately due and payable, without notice and/or demand.

8. SECURITY AGREEMENT. The obligations of Borrowers under and pursuant to this Note are secured by a lien on the Collateral as that term is defined in the Security Agreement.

9. PREPAYMENT. Borrowers may prepay all or any portion of the principal amount of this Note without penalty; provided that written notice of prepayment is received by Lender concurrently therewith.

10. COVENANT NOT TO SUE. Borrowers, jointly and severally, on behalf of themselves and all of their respective heirs, successors and assigns, remise, release, acquit, satisfy and forever discharge Lender or any subsidiary or affiliate of Lender, and all of the past, present and future officers, directors, contractors, employees, agents, servicers, attorneys, representatives, participants, successors and assigns of Lender and Lender's predecessors in interest (collectively, "LENDER PARTIES") from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, inactions, claims, demands and causes of action of any nature whatsoever, at law or in equity, either now accrued or subsequently maturing, which either Borrower now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the date of this Note arising out of or


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relating  to  the  Loan   Agreement  and   transactions   contemplated   thereby
(collectively, the "WAIVED CLAIMS"); provided, however, that Borrowers do not release any of the Lender Parties from any claims that may exist, either in the past or the future, arising out of or in connection with the representations, warranties and obligations of the Lender under the IP Purchase Agreement or the Security Agreement. Borrowers, jointly and severally, for themselves and all of their respective heirs, successors and assigns, covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Lender Parties by reason of or in connection with any of the Waived Claims. Neither Web Internet nor William Pemble shall be considered a Lender Party for purposes of this Section 10,

11. TIME IS OF THE ESSENCE. Time is of the essence for all payments and other obligations due under this Note.

12. WAIVERS. Borrowers hereby waives grace, diligence, presentment, demand, notice of demand, dishonor, notice of dishonor, protest, notice of protest, any and all exemption rights against the indebtedness evidenced by this Note and the right to plead any statute of limitations as a defense to the repayment of all or any portion of this Note to the fullest extent allowed by law, and all compensation of cross-demands . No failure to exercise, and no delay in exercising, any right, power or remedy hereunder or under any document delivered to Lender shall impair any right, power or remedy which Lender may have. The rights and remedies of Lender are cumulative and not exclusive of any rights or remedies which Lender would otherwise have.

13. AMENDMENT. No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by Lender and Borrowers and then only to the extent therein specifically set forth.

14. GOVERNING LAW; JURISDICTION. This Note and all transactions hereunder and/or evidenced hereby shall be governed by, construed under and enforced in accordance with the laws of the State of California without giving effect to the choice of law principles thereof. Borrowers and Lender hereby agree that the United States District Court for the Central District of California shall be the preferred choice of forum and shall have jurisdiction over any legal action or proceeding brought by either party to enforce its rights or obligations under this Note. Any claim or dispute arising out of this Note shall be resolved by arbitration in accordance with the applicable provisions of the IP Purchase Agreement.

15. AUTHORITY. Each Borrower hereby represents and warrants to Lender that, by its execution below, (i) such Borrower has the full power, authority and legal right to execute, deliver and perform its obligations under this Note, and (ii) the indebtedness evidenced hereby constitutes a valid and binding obligation of such Borrower without exception or limitation.

16. ASSIGNMENT. Neither this Note nor any rights or obligations of Borrowers hereunder may be assigned without the express written consent of Lender. Notwithstanding the foregoing, this Note shall be binding upon Borrowers and its respective heirs, representatives, successors and assigns.

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17.  INVALID  PROVISIONS.  If any one of the  provisions  of this Note  shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

18. ATTORNEYS' FEES. Borrowers hereby agree to pay any and all costs and/or expenses paid and/or incurred by Lender by reason of, as a result of, or in connection with, this Note, including, but not limited to, any and all reasonable attorneys' fees and related costs whether such costs and/or expenses are paid or incurred in connection with the enforcement of this Note, the protection and/or preservation of the collateral or security for this Note and/or any other rights, remedies and/or interests of Lender, whether or not suit is filed. Borrowers' agreement to pay any and all such costs and expenses includes, but is not limited to, costs and expenses incurred in enforcing any judgment obtained by Lender and in connection with any and all appeals therefrom. All such costs and expenses are immediately due and payable to Lender by Borrowers, whether or not demand therefor is made by Lender.

     IN WITNESS WHEREOF, Borrowers have executed this Note on the day and year first above written.


BORROWERS:

INTERLAND, INC.



By: /s/ Jeffrey M. Stibel
   ------------------------------------
Name:  Jeffrey M. Stibel
Title: President and C.E.O.

WDC HOLDCO, INC.


By: /s/ Anthony T. Panaccione
   ------------------------------------
Name:  Anthony T. Panaccione
Title: President


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AGREED AND ACCEPTED:

WEB SERVICE COMPANY, INC.


By: /s/ William E. Bloomfield, Jr.
   ------------------------------------
Name:  William E. Bloomfield, Jr.
Title: Chairman


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                                   Schedule A

                                Payment Schedule


                                            PAYMENT
              LOAN BALANCE --------------------------------------- LOAN BALANCE
PAYMENT DATE  BEGINNING      INTEREST    PRINCIPAL      TOTAL         ENDING
  1/1/2006    2,334,375.00   5,835.94    62,050.51     67,886.45    2,272,324.49
  2/1/2006    2,272,324.49   5,680.81    62,205.64     67,886.45    2,210,118.85
  3/1/2006    2,210,118.85   5,525.30    62,361.15     67,886.45    2,147,757.70
  4/1/2006    2,147,757.70   5,369.39    62,517.06     67,886.45    2,085,240.64
  5/1/2006    2,085,240.64   5,213.10    62,673.35     67,886.45    2,022,567.29
  6/1/2006    2,022,567.29   5,056.42    62,830.03     67,886.45    1,959,737.26
  7/1/2006    1,959,737.26   4,899.34    62,987.11     67,886.45    1,896,750.15
  8/1/2006    1,896,750.15   4,741.88    63,144.57     67,886.45    1,833,605.58
  9/1/2006    1,833,605.58   4,584.01    63,302.44     67,886.45    1,770,303.14
 10/1/2006    1,770,303.14   4,425.76    63,460.69     67,886.45    1,706,842.45
 11/1/2006    1,706,842.45   4,267.11    63,619.34     67,886.45    1,643,223.11
 12/1/2006    1,643,223.11   4,108.06    63,778.39     67,886.45    1,579,444.71
  1/1/2007    1,579,444.71   3,948.61    63,937.84     67,886.45    1,515,506.88
  2/1/2007    1,515,506.88   3,788.77    64,097.68     67,886.45    1,451,409.19
  3/1/2007    1,451,409.19   3,628.52    64,257.93     67,886.45    1,387,151.27
  4/1/2007    1,387,151.27   3,467.88    64,418.57     67,886.45    1,322,732.69
  5/1/2007    1,322,732.69   3,306.83    64,579.62     67,886.45    1,258,153.08
  6/1/2007    1,258,153.08   3,145.38    64,741.07     67,886.45    1,193,412.01
  7/1/2007    1,193,412.01   2,983.53    64,902.92     67,886.45    1,128,509.09
  8/1/2007    1,128,509.09   2,821.27    65,065.18     67,886.45    1,063,443.91
  9/1/2007    1,063,443.91   2,658.61    65,227.84     67,886.45      998,216.07
 10/1/2007      998,216.07   2,495.54    65,390.91     67,886.45      932,825.16
 11/1/2007      932,825.16   2,332.06    65,554.39     67,886.45      867,270.77
 12/1/2007      867,270.77   2,168.18    65,718.27     67,886.45      801,552.50
  1/1/2008      801,552.50   2,003.88    65,882.57     67,886.45      735,669.93
  2/1/2008      735,669.93   1,839.17    66,047.28     67,886.45      669,622.66
  3/1/2008      669,622.66   1,674.06    66,212.39     67,886.45      603,410.26
  4/1/2008      603,410.26   1,508.53    66,377.92     67,886.45      537,032.34
  5/1/2008      537,032.34   1,342.58    66,543.87     67,886.45      470,488.47
  6/1/2008      470,488.47   1,176.22    66,710.23     67,886.45      403,778.24
  7/1/2008      403,778.24   1,009.45    66,877.00     67,886.45      336,901.24
  8/1/2008      336,901.24     842.25    67,044.20     67,886.45      269,857.04
  9/1/2008      269,857.04     674.64    67,211.81     67,886.45      202,645.23
 10/1/2008      202,645.23     506.61    67,379.84     67,886.45      135,265.40
 11/1/2008      135,265.40     338.16    67,548.29     67,886.45       67,717.11
 12/1/2008       67,717.11     169.29    67,717.16     67,886.45          (0.05)


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